UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2019 (August 23, 2018)

Falcon Minerals Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38158	82-0820780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
(Address of principal executive offices, including zip code)

(215) 832-4161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 23, 2018, Falcon Minerals Corporation (formerly named Osprey Energy Acquisition Corp.) (the “Company”) completed the acquisition of the equity interests in certain of the subsidiaries of Noble Royalties Acquisition Co., LP, Hooks Ranch Holdings LP, DGK ORRI Holdings, LP, DGK ORRI GP LLC and Hooks Holding Company GP, LLC (such acquisition, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from “Osprey Energy Acquisition Corp.” to “Falcon Minerals Corporation”.

On August 29, 2018, the Company filed a Form 8-K (the “Original Filing”) to report the completion of the Business Combination and certain other actions in connection with the Closing, including an amendment to the Company’s bylaws solely to reflect the Company's corporate name change from Osprey Energy Acquisition Corp. to Falcon Minerals Corporation. This Amendment No. 1 on Form 8-K/A (the “Amended Form 8-K”) is being filed to include a correct copy of such amended and restated bylaws of the Company, which is the same as the bylaws of the Company prior to the Closing except with the name of the Company changed to “Falcon Minerals Corporation.”

Item 9.01 Financial Statements and Exhibits

Exhibit 3.2 of the Original Filing is amended and replaced with Exhibit 3.2 to this Form 8-K/A.

(d) Exhibits:

Exhibit	Description

3.2*	Amended and Restated Bylaws of Falcon Minerals Corporation.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Falcon Minerals Corporation

Dated: January 23, 2019	By:	/s/ Jeffrey F. Brotman
Name: Jeffrey F. Brotman
Title: Chief Financial Officer,
Chief Legal Officer and Secretary

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